EXHIBIT 11.

                           DVL, INC. and Subsidiaries
                        Computation of Earnings Per Share
                 (in thousands except share and per share data)
                                   (unaudited)


                                                 Three Months Ended
                                                    September 30,
                                             -------------------------
                                                 2000          1999
                                             ------------   ----------

Income before extraordinary gain             $         43   $        42

Extraordinary gain                                    107            25
                                             ------------   -----------

Net income                                   $        150   $        67
                                             ============   ===========

Weighted average number of common
 shares outstanding - basic                    16,560,450    16,560,450

Shares issuable upon exercise of
 dilutive options and warrants                113,097,546    57,386,819

Less shares assumed repurchased               (22,543,082)   (9,776,900)
                                             ------------   -----------
Weighted average number of common
 shares outstanding - diluted                 107,114,914    64,170,369
                                             ============   ===========
Basic earnings per share:
Income before extraordinary gain             $        .00   $       .00
 Extraordinary gain                                   .01           .00
                                             ------------   -----------
Net income                                   $        .01   $       .00
                                             ============   ===========
Diluted earnings per share:
  Income before extraordinary gain           $        .00   $       .00
 Extraordinary gain                                   .00           .00
                                             ------------   -----------
Net income                                   $        .00   $       .00
                                             ============   ===========

EXHIBIT 11.

                           DVL, INC. and Subsidiaries
                        Computation of Earnings Per Share
                 (in thousands except share and per share data)
                                   (unaudited)


                                                 Nine Months Ended
                                                   September 30,
                                             -------------------------
                                                 2000          1999
                                             -----------    ----------

(Loss) income before extraordinary gain      $       (64)  $       914

Extraordinary gain                                   256         1,258
                                             -----------   -----------

Net income                                   $       192   $     2,172
                                             ===========   ===========

Weighted average number of common
 shares outstanding - basic                   16,560,450    16,560,450

Shares issuable upon exercise of
 dilutive options and warrants                        --    57,386,819

Less shares assumed repurchased                        -    (9,776,900)
                                             -----------    ----------
Weighted average number of common
 shares outstanding - diluted                 16,560,450    64,170,369
                                             ===========   ===========
Basic earnings per share:
(Loss) income before extraordinary gain      $      (.00)  $       .05
 Extraordinary gain                                  .01           .08
                                             -----------   -----------
Net income                                   $       .01   $       .13
                                             ===========   ===========
Diluted earnings per share:
(Loss) Income before extraordinary gain      $      (.00)  $       .01
 Extraordinary gain                                  .01           .02
                                             -----------   -----------
Net income                                   $       .01   $       .03
                                             ===========  ============